                              FIRST FIDUCIARY TRUST
                         INVESTMENT MANAGEMENT AGREEMENT

     THIS INVESTMENT  MANAGEMENT  AGREEMENT (the "Agreement") made as of the ___
day of  _______________,  2003, by and between First Fiduciary Trust, a Delaware statutory  trust (the "Trust"),  on behalf of each series of the Trust listed in
Appendix  A  hereto  (hereinafter  referred  to  individually  as a  "Fund"  and collectively  as the  "Funds")  and  [Financial  Counselors,  Inc.,  a  Delaware
corporation]  [Eveans Bash Klein,  Inc., a Kansas  corporation] (the "Manager").

                                  WITNESSETH:

     WHEREAS, the Trust is an open-end management investment company, registered as such under the  Investment  Company Act of 1940, as amended (the "1940 Act");
and

     WHEREAS, the Manager is an investment adviser, registered as such under the
Investment  Advisers Act of 1940, as amended,  and is engaged in the business of supplying investment advice,  investment management and administrative services, as an independent contractor; and

     NOW,  THEREFORE,  in consideration of the covenants and the mutual premises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

     1.  Appointment of Manager.  The Trust hereby  appoints the Manager and the
Manager  hereby  accepts  such  appointment,  to render  investment  advice  and management  services  with respect to the assets of the Funds for the period and on the  terms  set  forth in this  Agreement,  subject  to the  supervision  and direction of the Trust's Board of Trustees.

     2. Duties of Manager.

     (a)  General   Duties.   The  Manager  shall  perform  the  management  and
administrative  services  necessary  for the operation of the Funds that are not otherwise provided by third party service providers.  The Manager shall, subject to the supervision of the Board of Trustees,  perform  various  services for the
Funds,  including but not limited to: (1) providing the Funds with office space,
equipment  and  facilities   (which  may  be  its  own)  for  maintaining  their
organization;  and (2) on behalf of each Fund,  supervising  relations with, and monitoring the performance of, custodians,  depositories,  fund  administrators, transfer,  dividend  disbursing,  accounting  and  pricing  agents,  independent auditors,  attorneys,  underwriters,  brokers and  dealers,  insurers  and other persons in any capacity deemed to be necessary or desirable.

     (b)  Investment  Advisory  Services.  The Manager  shall act as  investment manager to the Funds and shall manage the  investments of the Funds on behalf of
the  Funds  in  accordance   with  the  investment   objectives,   programs  and
restrictions  of the  Funds as  provided  in the  Trust's  governing  documents, including,  without  limitation,  the Trust's Agreement and Declaration of Trust and By-Laws,  or otherwise and such other limitations as the Trustees may impose from time to time in writing to the Manager.  In this regard,  the Manager shall regularly make decisions as to what securities and other investments to purchase and sell on behalf of the Funds,  and shall effect the purchase and sale of such investments.  The Manager shall also have discretion to vote any proxy solicited by a Funds' portfolio company,  again subject to the ultimate supervision of the
Board.  In  performing  these  services,  the  Manager  may  hire  one  or  more sub-advisers  (the  "Sub-Advisers")  for each Fund to carry  out the  investment program of the Funds  (subject to the approval of the Trust's  Board of Trustees and shareholders of the Fund,  except as otherwise  permitted under the terms of any exemptive  relief  obtained by the Manager from the  Securities and Exchange
Commission  ("SEC"),  or by rule or regulation).  To the extent that the Manager does hire any Sub-Advisor, it will thereafter continuously review, supervise and
(where  appropriate)  administer  the investment  program of the Funds.  Without limiting the  generality  of the  foregoing,  the Manager  shall,  or direct any sub-advisor  to: (i)  furnish  the Funds with  advice and  recommendations  with respect to the  investment  of each Fund's  assets and the  purchase and sale of portfolio  securities for the Funds,  including  selecting brokers and effecting transactions or taking of such other steps as may be necessary to implement such advice and recommendations;  (ii) furnish the Funds with reports, statements and other data on securities, economic conditions and other pertinent subjects which the  Trust's  Board  of  Trustees  may  reasonably  request;  (iii)  manage  the investments of the Funds,  subject to the ultimate  supervision and direction of the  Trust's  Board of  Trustees;  (iv)  vote  proxies  solicited  by  portfolio companies;  (v) provide persons satisfactory to the Trust's Board of Trustees to act as officers  and  employees  of the Trust and the Funds (such  officers  and employees,  as well as certain trustees, may be trustees,  directors,  officers, partners,  or  employees  of the Manager or its  affiliates)  but not  including personnel to provide  administrative  services or  distribution  services to the
Fund; and (vi) render to the Trust's Board of Trustees such periodic and special reports  with  respect to each  Fund's  investment  activities  as the Board may reasonably  request.  The investment policies and all other actions of each Fund are and shall at all times be subject to the control and direction of the Fund's
Board of Trustees.

     (c)  Brokerage.  The Manager or a  Sub-Advisor  shall place  orders for the purchase and sale of securities either directly with the issuer or with a broker or dealer  selected by the Manager or the  Sub-Advisor.  In placing  each Fund's securities  trades,  it is recognized that the Manager or Sub-Advisor  will give primary  consideration  to  securing  the most  favorable  price  and  efficient execution,  so that each Fund's total cost or proceeds in each  transaction will be the most favorable under all the circumstances.  Within the framework of this policy,  the Manager may consider  the  financial  responsibility,  research and investment  information,  and other services  provided by brokers or dealers who may effect or be a party to any such transaction or other  transactions to which other clients of the Manager or Sub-Advisor may be a party.

     It is also  understood  that it is desirable for the Funds that the Manager and  each  Sub-Advisor  have  access  to  investment  and  market  research  and securities  and  economic  analyses  provided by brokers and others.  It is also
understood   that  brokers   providing  such  services  may  execute   brokerage
transactions at a higher cost to the Funds than might result from the allocation of brokerage to other brokers on the basis of seeking the most  favorable  price and efficient execution.  Therefore, the purchase and sale of securities for the
Funds may be made with brokers who provide such research and  analysis,  subject to review by the Trust's Board of Trustees from time to time with respect to the extent  and  continuation  of this  practice  to  determine  whether  each  Fund benefits,  directly or indirectly,  from such practice. It is understood by both parties  that the Manager may select  broker-dealers  for the  execution  of the
Funds'  portfolio  transactions who provide research and analysis as the Manager may lawfully and  appropriately  use in its  investment  management and advisory capacities,  whether or not such research and analysis may also be useful to the
Manager or Sub-Advisor in connection with its services to other clients.

     On occasions  when the Manager or a Sub-Adviser  deems the purchase or sale of a security to be in the best  interest of one or more of the Funds as well as of other clients,  the Manager or the  Sub-Adviser,  to the extent  permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in  order  to  obtain  the  most  favorable  price  or  lower  brokerage commissions and the most efficient execution.  In such event,  allocation of the securities  so  purchased  or  sold,  as well as the  expenses  incurred  in the transaction,  will  be made by the  Manager  or  Sub-Adviser  in the  manner  it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.

     The  Manager is  authorized  to direct,  or to permit  any  sub-adviser  to direct,  portfolio transactions to a broker-dealer which is an affiliated person of the Manager or the Trust in accordance  with such standards and procedures as may be approved by the Board in  accordance  with 1940 Act Rule 17e-1,  or other rules  promulgated by the Securities and Exchange  Commission.  Any  transaction placed with an affiliated broker-dealer must (i) be placed at the best available execution, and (ii) may not be a principal transaction.

     (d) Administrative  Services.  The Manager shall oversee the administration of the Funds'  business  and affairs  although the  provision of  administrative services,  to the extent not covered by  subparagraphs  (a) or (b) above, is not the obligation of the Manager under this  Agreement.  Notwithstanding  any other provisions of this  Agreement,  the Manager  shall be entitled to  reimbursement from the Funds  for all or a  portion  of the  reasonable  costs  and  expenses, including  salary,  associated  with the  provision  by Manager of  personnel to render administrative services to the Funds.

     3. Best Efforts and  Judgment.  The Manager shall use its best judgment and efforts in  rendering  the advice and services to the Funds as  contemplated  by this Agreement.

     4. Independent  Contractor.  The Manager shall, for all purposes herein, be deemed to be an independent  contractor,  and shall,  unless otherwise expressly provided and  authorized to do so, have no authority to act for or represent the
Trust or the Funds in any way, or in any way be deemed an agent for the Trust or for the Funds.  It is  expressly  understood  and agreed that the services to be rendered by the Manager to the Funds under the  provisions of this Agreement are not to be deemed  exclusive,  and the Manager shall be free to render similar or different  services  to others so long as its  ability  to render  the  services provided for in this Agreement shall not be impaired thereby.

     5. Manager's  Personnel.  The Manager shall,  at its own expense,  maintain such staff and  employ or retain  such  personnel  and  consult  with such other persons  as it  shall  from  time  to  time  determine  to be  necessary  to the performance  of its  obligations  under this  Agreement.  Without  limiting  the generality  of the  foregoing,  the staff and  personnel of the Manager shall be deemed to  include  persons  employed  or  retained  by the  Manager  to furnish
statistical  information,   research,  and  other  factual  information,  advice
regarding economic factors and trends, information with respect to technical and scientific  developments,  and such other information,  advice and assistance as the Manager or the Trust's Board of Trustees may desire and reasonably request.

     6. Reports by Funds to Manager. Each Fund will from time to time furnish to the Manager detailed  statements of its investments and assets,  and information as to its investment objective and needs, and will make available to the Manager such financial reports,  proxy statements,  legal and other information relating to each Fund's  investments  as may be in its  possession  or  available  to it, together with such other information as the Manager may reasonably request.

     7. Expenses.

     (a) With respect to the operation of each Fund,  the Manager is responsible for (i) the compensation of any of the Trust's trustees, officers, and employees who are  affiliates  of the  Manager  (but  not the  compensation  of  employees
performing   services  in  connection   with  expenses   which  are  the  Fund's
responsibility  under  Subparagraph 7(b) below),  and (ii) providing  personnel, office space and equipment  reasonably necessary to fulfill the Manager's duties under this Agreement.

     (b) Each Fund is responsible for and has assumed the obligation for payment of all of its  expenses,  other  than as  stated  in  Subparagraph  7(a)  above, including but not limited to: fees and expenses  incurred in connection with the issuance,  registration  and transfer of its shares;  brokerage  and  commission
expenses;  all  expenses  of  transfer,  receipt,  safekeeping,   servicing  and
accounting  for the cash,  securities  and other  property  of the Trust for the benefit of the Funds  including  all fees and  expenses of its  custodian,  fund
administrator,   shareholder  services  agent  and  accounting  services  agent;
interest  charges  on  any  borrowings;   costs  and  expenses  of  pricing  and
calculating  its daily net asset value and of  maintaining  its books of account required under the 1940 Act;  taxes,  if any;  expenditures  in connection  with meetings of each Fund's  shareholders  and Board of Trustees  that are  properly payable by the Fund;  salaries and expenses of officers and fees and expenses of members of the Trust's  Board of Trustees  or members of any  advisory  board or committee who are not members of,  affiliated with or interested  persons of the
Manager; insurance premiums on property or personnel of each Fund which inure to its benefit,  including  liability  and  fidelity  bond  insurance;  the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional  information of the Fund or other  communications for distribution to existing  shareholders;  legal,  auditing and accounting fees; trade association dues; fees and expenses  (including legal fees) of obtaining and maintaining any required  registration or notification for its shares for sale under federal and applicable  state and foreign  securities  laws; all expenses of maintaining and servicing shareholder accounts, including all charges for transfer,  shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Funds,  if any; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

     (c) To the extent the Manager  incurs any costs by assuming  expenses which are an  obligation  of a Fund as set  forth  herein,  such Fund  shall  promptly reimburse  the  Manager  for such costs and  expenses,  except to the extent the
Manager has otherwise  agreed to bear such expenses.  To the extent the services for which a Fund is obligated to pay are  performed by the Manager,  the Manager shall be  entitled  to  recover  from such Fund to the  extent of the  Manager's actual costs for providing such services.

     8. Management Fee.

     (a) Each Fund shall pay to the Manager,  and the Manager  agrees to accept, as full  compensation  for all  administrative  and  investment  management  and advisory services furnished or provided to such Fund pursuant to this Agreement, a management  fee as set forth in the Fund and Fee Schedule  attached  hereto as
Appendix A, as may be amended in writing  from time to time by the Trust and the
Manager.

     (b) The  initial  fee under  this  Agreement  shall be payable on the first business day of the first month  following the effective  date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated before the end of any month,  the fee to the Manager  shall be prorated for the portion of any month in which this  Agreement is in effect which is not a complete month according  to the  proportion  which the  number of  calendar  days in the month during which the  Agreement is in effect bears to the number of calendar days in the  month,  and  shall be  payable  within  ten  (10)  days  after  the date of termination.

     (c) Fee Reduction.  The Manager may, but is not required to, voluntarily or contractually reduce all or a portion of its fees and/or make payments for other expenses  in  order to  decrease  the  operating  expenses  of a Fund.  Any such reduction or payment (collectively "subsidies") shall be applicable only to such specific  subsidy and shall not constitute an agreement to continue such subsidy in the  future.  Any such  subsidy  will be  agreed to prior to  accrual  of the related  expense or fee and will be estimated daily and reconciled and paid on a monthly basis.  The Manager may seek  reimbursement of any subsidies made by the
Manager either  voluntarily or pursuant to contract.  The  reimbursement  of any subsidy must be approved by the Trust's  Board of Trustees and must be sought no later  than the end of the third  fiscal  year  following  the year to which the subsidy relates if the aggregate expenses for that period do not exceed any more restrictive  limitation to which the Manager has agreed (subsidies available for reimbursement  to the Manager are  collectively  referred to as the  "Recoupment
Balance")  and the Board of Trustees  approves the  reimbursement.  For example, subsidized  Operating  Expenses relating to the period July 1, 2003 through June
30, 2004 would no longer be eligible for  reimbursement  after July 1, 2007. The
Manager  agrees not to request or seek  reimbursement  of  subsidized  Operating
Expenses  that are no longer  eligible  for  reimbursement.  The Manager may not request or receive reimbursement of the Recoupment Balance before payment of the
Fund's  operating  expenses  for the current  year and cannot  cause the Fund to exceed  any  agreed  upon  expense  limitation  for  that  year in  making  such reimbursement.

     (d) The  Manager  may agree not to require  payment  of any  portion of the compensation or reimbursement  of expenses  otherwise due to it pursuant to this
Agreement prior to the time such  compensation or reimbursement has accrued as a liability of the Fund. Any such agreement  shall be applicable only with respect to the specific items covered  thereby and shall not constitute an agreement not to require  payment  of any  future  compensation  or  reimbursement  due to the
Manager hereunder.

     9. Conflicts with Trust's Governing  Documents and Applicable Laws. Nothing
herein  contained  shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Agreement and Declaration of Trust,  By-Laws,  or
any  applicable  statute or  regulation,  or to relieve or deprive  the Board of
Trustees  of the Trust of its  responsibility  for and control of the conduct of the affairs of the Trust and Funds.

     10. Manager's Liabilities.

     (a) In the absence of willful misfeasance,  bad faith, gross negligence, or reckless  disregard of the  obligations  or duties  hereunder on the part of the
Manager, the Manager shall not be subject to liability to the Trust or the Funds or to any  shareholder of the Funds for any act or omission in the course of, or connected  with,  rendering  services  hereunder  or for any losses  that may be sustained in the purchase, holding or sale of any security by the Funds.

     (b) The Funds shall  indemnify and hold harmless the Manager,  its managing member and the shareholders,  directors,  officers and employees of each of them
(any such person, an "Indemnified  Party") against any loss,  liability,  claim, damage or expense  (including the reasonable cost of investigating and defending any alleged loss,  liability,  claim,  damage or expenses and reasonable counsel fees incurred in connection  therewith)  arising out of the Indemnified  Party's performance or  non-performance  of any duties under this  Agreement;  provided, however,  that nothing herein shall be deemed to protect any  Indemnified  Party against any liability to which such Indemnified Party would otherwise be subject by  reason  of  willful  misfeasance,  bad  faith  or  gross  negligence  in the
performance  of  duties  hereunder  or  by  reason  of  reckless   disregard  of
obligations and duties under this Agreement;  and provided,  further,  that this provision  shall not be construed as a waiver or  limitation of any rights which the Trust or the Funds may have under applicable federal securities laws.

     (c) No  provision  of this  Agreement  shall be  construed  to protect  any
Trustee or officer of the Trust, or managing member,  director or officer of the
Manager, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

     11.  Non-Exclusivity.  The  Trust's  employment  of the  Manager  is not an exclusive  arrangement,  and the  Trust  may  from  time to  time  employ  other individuals or entities to furnish it with the services  provided for herein. If this  Agreement is terminated  with respect to any Fund,  this  Agreement  shall remain in full  force and  effect  with  respect  to all other  Funds  listed on
Appendix A hereto, as the same may be amended.

     12. Term. This Agreement shall become  effective as to any Fund on the date that is the latest of (1) the execution of this  Agreement,  (2) the approval of this  Agreement  for the Fund by the Board of Trustees of the Trust (as required under  Section 15 of the 1940 Act) or (3) the approval of this  Agreement by the shareholders  of the affected Fund.  This Agreement shall remain in effect as to any Fund for an initial  period of two (2) years or such shorter  initial period as may be approved by the Board of Trustees and  shareholders of the Fund in the matter required under Section 15 of the 1940 Act (including SEC  interpretations thereof), unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional  periods not exceeding one (1) year so long as such  continuation  is approved for the Fund at least annually by (i)
the  Board  of  Trustees  of the  Trust  or by the  vote  of a  majority  of the outstanding voting securities of the Fund and (ii) the vote of a majority of the
Trustees  of the Trust who are not  parties  to this  Agreement  nor  interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

     13. Termination. This Agreement may be terminated by the Trust on behalf of any one or more of the Funds at any time without payment of any penalty,  by the
Board of Trustees  of the Trust or by the vote of a majority of the  outstanding voting securities of the affected Fund, upon thirty (30) days' written notice to the  Manager,  and by the Manager  upon sixty (60) days'  written  notice to the
Trust.

     14. Amendment.  This Agreement may be modified by mutual consent subject to the  provisions of Section 15 of the 1940 Act, as modified by or  interpreted by any applicable  order or orders of the Securities and Exchange  Commission  (the
"Commission") or any rules or regulations adopted by, or interpretative releases of, the  Commission.  In addition to the  requirements  of paragraph 12 and this paragraph 14, the terms of any  continuance  or  modification  of this Agreement must have been approved by the vote of a majority of those  Trustees of the Fund who are not parties to the  Agreement or  interested  persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     15. Termination by Assignment. This Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act.

     16. Severability.  If any provision of this Agreement shall be held or made invalid by a court  decision,  statute or rule,  or shall be otherwise  rendered invalid, the remainder of this Agreement shall not be affected thereby.

     17. Definitions. The terms "majority of the outstanding voting securities,"
"assignment,"  and  "interested  persons,"  when  used  herein,  shall  have the respective  meanings specified in the 1940 Act, as now in effect or as hereafter amended, and subject to such orders as may be granted by the Commission.

     18. Notice of  Declaration  of Trust.  The Manager  agrees that the Trust's obligations  under  this  Agreement  shall be  limited to the Funds and to their assets,  and that the Manager shall not seek satisfaction of any such obligation from the  shareholders of the Funds nor from any trustee,  officer,  employee or agent of the Trust or the Funds.

     19.  Captions.  The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions  hereof or otherwise affect their construction or effect.

     20.  Governing Law. This  Agreement  shall be governed by, and construed in accordance  with, the laws of the State of Delaware without giving effect to the conflict of laws  principles  thereof;  provided  that  nothing  herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule,  including  the 1940 Act and the  Investment  Advisers Act of 1940 and any
rules and regulations promulgated thereunder.

     21. Nonpublic Personal Information. Notwithstanding any provision herein to the  contrary,  the  Manager  agrees  on behalf  of  itself  and its  directors,
officers,   and  employees  (1)  to  treat  confidentially  and  as  proprietary information of the Trust (a) all records and other  information  relative to the series of the Trust and their prior,  present,  or potential  shareholders  (and clients of said  shareholders) and (b) any Nonpublic  Personal  Information,  as
defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the  Gramm-Leach-Bliley  Act (the "Privacy Act"),  and (2) not to use such records  and  information  for any  purpose  other than the  performance  of its responsibilities and duties hereunder,  or as otherwise permitted by the privacy policies  adopted by the Trust,  Regulation S-P or the Privacy Act, except after prior  notification  to and  approval  in  writing by the  Trust.  Such  written approval shall not be unreasonably withheld by the Trust and may not be withheld where the Manager may be exposed to civil or criminal  contempt  proceedings for failure to comply  after being  requested to divulge  such  information  by duly constituted authorities, or when so requested by the Trust.

     22. Anti-Money  Laundering  Compliance.  The Manager  acknowledges that, in compliance with the Bank Secrecy Act, as amended,  and implementing  regulations
("BSA"),  the Funds have adopted an Anti-Money  Laundering  Policy.  The Manager agrees to comply with the Funds'  Anti-Money  Laundering  Policy and the BSA, as
the same may apply to the Manager,  now and in the future.  The Manager  further agrees to provide to the Funds and/or the Trust such reports, certifications and contractual  assurances as may be requested by the Funds or the Trust. The Trust and the Funds may disclose  information  respecting the Manager to  governmental and/or  regulatory  or  self-regulatory  authorities  to the extent  required by applicable law or regulation  and may file reports with such  authorities as may be required by applicable law or regulation.

     22.  Certifications;   Disclosure  Controls  and  Procedures.  The  Manager
acknowledges  that, in compliance with the  Sarbanes-Oxley  Act of 2002, and the implementing regulations promulgated thereunder,  the Funds are required to make certain  certifications and have adopted disclosure controls and procedures.  To the extent reasonably requested by the Trust or the Funds, the Manager agrees to use its best  efforts  to assist the Trust and the Funds in  complying  with the
Sarbanes-Oxley   Act  and  implementing  the  Funds'  disclosure   controls  and
procedures. The Manager agrees to inform the Trust and the Funds of any material development  related  to the  Trust or the  Funds  that the  Manager  reasonably believes  is relevant to the  certification  obligations  of the Funds under the
Sarbanes-Oxley Act.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

                                         [FINANCIAL COUNSELORS, INC.]
                                         [EVEANS BASH KLEIN, INC.]

FIRST FIDUCIARY TRUST
By:                                      By:
   ----------------------------------       -----------------------------------
Name:                                    Name:
Title:                                   Title:

                                  Appendix A-1

                  Fund and Fee Schedule - First Fiduciary Trust

[First Fiduciary Trust Growth Fund]                       [0.60% of the net assets]
[First Fiduciary Trust Core Value Fund]                   [0.60% of the net assets]
[First Fiduciary Trust Intermediate Fixed Income Fund]    [0.45% of the net assets]

                                                      [FINANCIAL COUNSELORS, INC.]
                                                      [EVEANS BASH KLEIN, INC.]
FIRST FIDUCIARY TRUST
By:                                                   By:
   ----------------------------------                    ------------------------------
Name:                                                 Name:
Title:                                                Title:
Date:                                                 Date: